March 13, 2017

Securities and Exchange Commission

I, Eric S. Siegel, hereby give Power of Attorney to Fredric Etskovitz, as Chief Financial Officer of Astea International Inc. to sign SEC forms and to make filings on my behalf.

/s/ Eric S. Siegel
Director

240 Gibraltar Road • Horsham, PA • 19044-2306 • T: 215.682.2500 • www.astea.com